UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2008 (May 27, 2008)

CHINA NEW ENERGY GROUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-108690	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China

(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

Travel Hunt Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2008, China New Energy Group Company, a Delaware corporation (the “Company”), filed a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware, pursuant to which the Company amended its previous Articles of Incorporation to, among other things, (i) change its name from “Travel Hunt Holdings, Inc.” to “China New Energy Group Company” and (ii) increase the authorized shares of common stock from 100,000,000 to 500,000,000 shares. The foregoing description of the provisions of the Certificate of Amendment of the Certificate of Incorporation of the Company is qualified in its entirety by reference to the provisions of the Certificate of Amendment attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company’s common stock is 16944P 10 9. The Company’s common stock will be quoted on the Over The Counter Bulletin Board under the new symbol CNER.OB.

Item 9.01 Financial Statements And Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	The Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONG KONG WINALITE GROUP, INC.

Dated: May 30, 2008	By:	/s/ Jiaji Shang
Jiaji Shang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	The Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 27, 2008.